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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of SDL, Inc. for the registration of $300,000,000 of its common stock, preferred stock, depositary shares, warrants, and debt securities and to the incorporation by reference therein of our reports dated January 29, 1999, with respect to the consolidated financial statements of SDL, Inc. incorporated by reference in its Annual Report (Form 10-K/A) for the year ended December 31, 1998 and the related financial statement schedule included therein, and our report dated January 29, 1999 (except Note 16, as to which the date is May 14, 1999 and except for paragraph 4 of Note 1 and Note 17, as to which the date is May 18, 1999) with respect to the supplemental consolidated financial statements and schedule of SDL, Inc. included in its Current Report on Form 8-K dated May 18, 1999, filed with the Securities and Exchange Commission.



                                          /s/ Ernst & Young LLP
                                          --------------------------------------
                                          /s/ ERNST & YOUNG LLP


San Jose, California
August 6, 1999